SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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PEAK INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEAK INTERNATIONAL LIMITED

44091 Nobel Drive

P.O. Box 1767

Fremont, California 94538

(Incorporated in Bermuda with limited liability)

October 14, 2004

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Peak International Limited (the “Company”) to be held on Wednesday, November 17, 2004, 11:00 a.m. local time, at the Company’s principal executive offices at 44091 Nobel Drive, Fremont, California 94538. The Company’s Annual General Meeting had previously been scheduled to be held on September 14, 2004 but was subsequently postponed until November 17, 2004 as a result of the selection of BDO McCabe Lo & Company as the Company’s independent auditors for the fiscal year ending March 31, 2005.

Details of the business to be transacted at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement, including information on the Company’s new independent auditors, BDO McCabe Lo & Company. The Annual Report for the fiscal year ended March 31, 2004 on Form 10-K is also enclosed.

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote in his or her place. A proxy need not be a shareholder of the Company. We hope you are planning to attend the meeting personally and we look forward to meeting you. However, the vote of each shareholder is of utmost importance and we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the meeting. Your proxy must be received by the Company’s transfer agent, Mellon Investor Services, at least 24 hours before the time of the meeting. Completing and returning the enclosed form of proxy will not preclude you from attending and voting in person at the meeting. You may revoke your proxy at any time before it is voted by giving written notice to the undersigned, by filing a properly executed proxy bearing a later date, or by voting in person at the meeting. Please note, if you had previously sent in a proxy card in connection with the notice and proxy statement sent out to the Company’s shareholders in July, that proxy is null and void and we kindly request you complete, date and sign the enclosed proxy card.

On behalf of the Board of Directors and the management of Peak International Limited, I would like to extend our appreciation for your continued support.

Sincerely yours,

Calvin Reed

Chief Executive Officer

PEAK INTERNATIONAL LIMITED

44091 Nobel Drive

P.O. Box 1767

Fremont, California 94538

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 17, 2004

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Peak International Limited, a Bermuda corporation with limited liability (the “Company”) will be held at the Company’s principal executive offices located at 44091 Nobel Drive, Fremont, California 94538, on Wednesday, November 17, 2004, at 11:00 a.m. local time for the following purposes:

1.  To decrease the number of authorized directors on the Company’s Board of Directors from six to five members;

2.  To elect one director to the Company’s Board of Directors;

3.  To authorize the Board of Directors to fix the remuneration of the directors of the Company;

4.  To approve a proposal to amend the Company’s 1998 Share Option Plan to increase the number of shares of the Company reserved for issuance thereunder from 3,250,000 to 3,450,000;

5.  To appoint BDO McCabe Lo & Company as the independent auditors for the Company for the fiscal year ending March 31, 2005;

6.  To authorize the Board of Directors to fix the remuneration of the independent auditors for the fiscal year ending March 31, 2005; and

7.  To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

The shareholders on the Register of Members at the close of business on October 6, 2004 are entitled to notice of, and to vote at, the Annual General Meeting and all postponements or adjournments thereof. Shareholders who have purchased shares since that date should obtain a proxy from the person from whom they bought their shares. To be valid, a form of proxy for the meeting, together with the power of attorney or other authority (if any) under which it is signed (or a certified copy thereof) must be deposited with the Company’s transfer agent, Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, New Jersey 07606-9210 before 2:00 p.m. east coast time on Tuesday, November 16, 2004.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

Jack Menache

Secretary

October 14, 2004

Fremont, California

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING.

PEAK INTERNATIONAL LIMITED

44091 Nobel Drive

P.O. Box 1767

Fremont, California 94538

(510) 449-0100

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 17, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy accompanying this Proxy Statement is solicited by and on behalf of the Board of Directors of Peak International Limited, a Bermuda corporation (which we will refer to as the “Company” or “Peak” throughout this Proxy Statement) for use at the 2004 Annual General Meeting of Shareholders of the Company to be held on November 17, 2004, 11:00 a.m. local time, at the Company’s principal executive offices located at 44091 Nobel Drive, Fremont, California 94538, and any postponement or any adjournment thereof (the “Annual General Meeting”). The Company had previously scheduled the 2004 Annual General Meeting for September 14, 2004, but postponed the meeting date to November 17, 2004 after the Audit Committee of the Board of Directors of the Company dismissed its independent auditors, PricewaterhouseCoopers. As a result, the Audit Committee approved, and the Board of Directors ratified, the selection of BDO McCabe Lo & Company as the Company’s independent auditors for the fiscal year ending March 31, 2005.

This Proxy Statement, the accompanying form of proxy and Peak’s Annual Report on Form 10-K, which contains financial statements and schedules required to be filed for the fiscal year ended March 31, 2004, were first mailed on or about October 14, 2004 to shareholders entitled to notice of and vote at the meeting (the “Shareholders” or, individually, a “Shareholder”).

The Company will pay the cost of soliciting proxies, including expenses incurred by brokerage firms and other representatives of beneficial owners in forwarding solicitation materials to beneficial owners. Directors, officers and regular employees may solicit proxies, either personally or by fax or telephone, on behalf of the Company, without additional compensation.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting Shareholder upon payment of a reasonable fee and upon request of the Shareholder made in writing to Peak International Limited, 44091 Nobel Drive, P.O. Box 1767, Fremont, California 94538, Attn: Jack Menache, Secretary. The request must include a representation by the shareholder that, as of October 6, 2004, the Shareholder was entitled to vote at the Annual General Meeting.

Who Can Vote

Pursuant to Bye-law 45 of the Company’s Bye-laws, the Board of Directors has set October 6, 2004 (5:00 p.m. Eastern Daylight Time) as the record date for the meeting (which we will refer to as the “Record Date” throughout this Proxy Statement). Only Shareholders whose names and addresses appear in the Register of Members on that date will be entitled to receive notice of and attend and vote at the meeting. The only outstanding class of voting securities of the Company is its common stock, par value $0.01 per share (the “Shares”). There were 12,406,416 Shares outstanding as of the close of business on October 6, 2004.

How You Can Vote

You may vote your shares at the Annual General Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual General Meeting and want to vote in person. Shares represented by the proxies received in response to this solicitation, and not properly revoked, will be voted at the Annual General Meeting in accordance with the instructions on the proxy. On matters coming before the Annual General Meeting for which a Shareholder specifies a choice on the Proxy Card, the shares will be voted accordingly. If you sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” the director nominated by the Board and “FOR” approval of the proposals referred to in Items 1, 3, 4, 5 and 6 in the Notice of Annual General Meeting and described in this Proxy Statement. Please note, if you had previously sent in a Proxy Card in connection with the notice and proxy statement sent out to the Company’s Shareholders in July, that proxy is null and void and we kindly request you complete, date and sign the enclosed Proxy Card.

Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in a brokerage account in the broker’s name (“street name”), you must request a legal proxy from your stockbroker in order to vote at the meeting.

Revocability of Proxies

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the President of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked if the Shareholder attends the meeting and elects to vote in person. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent him/her and vote on his/her behalf at the meeting.

Required Vote

On a show of hands, every Shareholder present in person or by proxy shall be entitled to one vote and on a poll, every Shareholder present or by proxy shall be entitled to one vote per fully paid share. The proposals below shall be decided on a show of hands unless a poll is demanded. In the election of directors, you may vote “FOR” the nominee, or your vote may be “WITHHELD” with respect to the nominee. The director is elected by a majority vote, and the person receiving the highest number of “FOR” votes will be elected. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals submitted for Shareholder approval at the Annual General Meeting. The other proposals submitted for Shareholder approval at the Annual General Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual General Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal, and thus will have the same effect as a vote against a proposal.

If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” the director nominated by the Board and “FOR” approval of the proposals referred to in Items 1, 3, 4, 5 and 6 in the Notice of Annual General Meeting and described in this Proxy Statement.

Quorum; Abstentions; Broker Non-votes

Two (2) Shareholders entitled to vote and present in person or by proxy representing not less than one-third in nominal value of the total issued voting Shares of the Company will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

Audited Financial Statements

Under the Company’s Bye-laws and Bermuda law, audited financial statements must be presented to Shareholders at an annual general meeting of Shareholders. To fulfill this requirement, we will present at the Annual General Meeting audited consolidated financial statements for the fiscal year ended March 31, 2004. Copies of those financial statements are included in our Annual Report on Form 10-K, which is being mailed to Shareholders together with this Proxy Statement. Representatives of BDO McCabe Lo & Company, our independent auditors, are not expected to be present at the meeting. These statements have been approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors. There is no requirement under Bermuda law that such statements be approved by the Shareholders, and no such approval will be sought at the meeting.

IMPORTANT

EVEN IF YOU HAD PREVIOUSLY COMPLETED AND RETURNED A PROXY CARD, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL GENERAL MEETING.

PROPOSAL NO. 1

REDUCTION IN THE NUMBER OF AUTHORIZED DIRECTORS

The Company’s Board of Directors currently has six (6) members. Pursuant to Bye-law 86 of the Company’s Bye-laws, unless otherwise determined by the Company in a general meeting, the number of Directors shall not be less than two (2). There shall be no maximum number of Directors unless otherwise determined from time to time by the Shareholders in general meeting. Pursuant to Bye-law 86(6) of the Company’s Bye-laws, the Company may from time to time in general meeting increase or reduce the number of Directors; provided however, the number of Directors shall never be less than two (2).

One of the current directors, Jack Menache, will retire from the Board and not stand for re-election effective immediately prior to the time of the Annual General Meeting. In connection with Mr. Menache’s retirement, the Company proposes reducing the number of authorized directors from six (6) to five (5) members.

Required Vote

Approval of the reduction in the number of authorized directors requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO REDUCE THE AUTHORIZED NUMBER OF DIRECTORS FROM SIX (6) TO FIVE (5) MEMBERS.

PROPOSAL NO. 2

ELECTION OF DIRECTOR

The Company’s Board of Directors currently has six (6) members. With the passage of Proposal No. 1, the number of directors of the Company will be reduced to five (5). One of the Company’s current directors, Mr. Menache, has decided to retire from the Board of Directors and will not stand for re-election.

Pursuant to Bye-law 87 of the Company’s Bye-laws, at each annual general meeting, one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) must retire from office by rotation. The Chairman of the Board is not, while holding such office, subject to retirement by rotation or taken into account in determining the number of directors to retire each year. A retiring director is eligible for re-election. The directors to retire by rotation include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and will not stand for re-election. Any further directors to retire are those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those to retire will (unless they otherwise agree among themselves) be determined by lot.

Nominee

A majority of the directors that are considered “independent” under the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission has recommended and the Board of Directors has nominated and recommends the election of Christine Russell, who is being re-nominated for election to another term as director. Ms. Russell’s age, business background and tenure as a director of the Company is set forth under “Directors and Executive Officers” below. Ms. Russell will be elected to serve until her successor is elected and qualified. If, at the time of the meeting, should she be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute recommended by a majority of the directors that are independent and chosen by the Board of Directors. Ms. Russell has consented to serve, if elected, and the Company has no reason to believe that any substitute nominee will be required.

Required Vote

The nominee receiving the highest number of affirmative votes of the Shares present at the Annual General Meeting in person or by proxy and entitled to vote shall be elected as director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEE SET FORTH ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to the directors and executive officers of the Company and their ages as of September 29, 2004.

Name	Age	Position
Mr. Calvin Reed	61	Chairman of the Board and Chief Executive Officer

Mr. Douglas Broyles(1)(2)	62	Director

Ms. Katie Fung	37	Vice President, Finance, Peak Plastic & Metal Products (International) Limited

Mr. Thomas Gimple(1)(2)	42	Director

Mr. Frank Lazo, Jr.	60	Vice President, New Products, Peak International, Inc.

Mr. Jack Menache	61	Vice President, General Counsel, Secretary

Ms. Christine Russell(1)(2)	54	Director

Mr. William Snyder	60	Vice President, Chief Financial Officer and Director

Mr. Darien Spencer	41	President and Chief Operating Officer

Mr. Danny Tong	36	President, Peak Plastic & Metal Products (International) Limited

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Stock Option Committee.

Mr. Calvin Reed has served as our Chief Executive Officer and as a member of our Board of Directors since April 1999 and as Chairman of the Board of Directors since October 2001. In May 2004, Mr. Reed stepped down as our President, a position he had held since April 1999. Mr. Reed has over thirty years of experience in the electronics and technology sectors. Mr. Reed was retired prior to joining the Company.

Mr. Douglas Broyles has served as a member of our Board of Directors since May 1999. Since June 2000, Mr. Broyles has served as a general partner of Huntington Ventures, a venture capital firm. From 1996 to March 2000, Mr. Broyles served as president and chief executive officer of Avalon Data, a wireless data communications design and manufacturing company. Prior to that, he was a partner for ten years with Glenwood Management, a venture capital firm based in Menlo Park, California.

Ms. Katie Fung joined the Company’s subsidiary Peak Plastic & Metal Products (International) Limited in August 2003 and was promoted to Vice President, Finance in May 2004. From January 2002 to August 2003, Ms. Fung served as Associate Director of Investment and Financing at Kong Sun Holdings Limited, a company listed in Hong Kong. From June 2000 to November 2001, Ms. Fung served as Senior Manager of Auditing and Business Advisory Services at Ernst & Young (Hong Kong). Ms. Fung has a bachelor degree in economics from the University of London.

Mr. Thomas Gimple has served as a member of our Board of Directors since February 2003. Since June 2003, Mr. Gimple has served as chief executive officer and president of Geneva Woods Healthcare Services, a health care services company. From November 1996 to December 2002, Mr. Gimple served as chief executive officer of Tickets.com, an internet entertainment ticket provider and as a director of Tickets.com from November 1996 to September 2004. Mr. Gimple holds a bachelor degree in business administration from the University of Southern California.

Mr. Frank Lazo, Jr. has served as our Vice President of New Products since March 2004. From September 2001 to December 2003, Mr. Lazo served as director of new product introductions at KR Precision, Ltd., a hard disk drive component company. From April 2000 to September 2001, Mr. Lazo was the director of manufacturing at Secogen Corp., an optical company. From September 1991 to April 2000, Mr. Lazo was the vice president of advanced engineering at Western Digital Corp., a disk drive company. Mr. Lazo holds a bachelor of science degree in industrial systems engineering from California State University at San Jose.

Mr. Jack Menache has served as Vice President, Secretary and General Counsel since July 1999. Mr. Menache will have served as a member of our Board of Directors from May 1999 until July 1999 and from October 2001 to immediately prior to the Annual General Meeting. From September 1989 until July 1999, he served as vice president, general counsel and secretary for Integrated Device Technology, Inc., an international manufacturer of semiconductors. Mr. Menache holds an LLB degree from George Washington University Law School, and a bachelor of arts degree from the University of the Americas. He is admitted to the Bar in California.

Ms. Christine Russell has served as a member of our Board of Directors since March 2000. Since 2003, Ms. Russell has served as chief financial officer of Ceva, Inc., a company that provides digital signal processing cores for the wireless and multimedia markets. From 1997 to 2003, Ms. Russell served as the vice president and chief financial officer of Persistence Software, a company that provides distributed data management software. She is a graduate of the University of Santa Clara and has a masters degree in business administration in finance.

Mr. William Snyder has served as our Vice President and Chief Financial Officer since January 2003 and as a member of Board of Directors since July 1999. Mr. Snyder served as chief financial officer of Etec Systems, Inc., a multinational capital equipment manufacturer, from August 1997 until March 2000, when Etec was acquired by Applied Materials, Inc. Mr. Snyder has bachelor and masters of science degrees from the University of Illinois and a masters degree in business administration from the University of Arizona.

Mr. Darien Spencer has served as our President and Chief Operating Officer since May 2004 and served as our Vice President, Manufacturing Operations from July 2001 to May 2004. Mr. Spencer was previously employed as president and chief executive officer of PCS Corporation, a contract service provider. From June 1997 to June 2000, he served as senior vice president of operations and development of Spectrian Corporation, a communications equipment manufacturer, and was responsible for the company’s RF amplifier operations.

Mr. Danny Tong has served as President of our subsidiary, Peak Plastic & Metal Products (International) Limited since May 2004. Mr. Tong served as our Vice President of Sales and Marketing of Peak Plastic & Metal Products (International) Limited from March 2002 to May 2004, and has been responsible for the Company’s sales and operations in Asia and Europe since March 2002. From 1995 to March 2002, Mr. Tong was the Company’s Vice President responsible for the sales in various regions and locations of the Company. Mr. Tong holds a bachelor of applied science degree in mechanical engineering from the University of Toronto.

There are no family relationships between any directors or executive officers of the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held four regular meetings, no special meetings, and acted by written consent eight times during the last fiscal year. The Board has three committees: the Compensation and Stock Option Committee, the Stock Option Management Committee and the Audit Committee. The Compensation and Stock Option Committee did not meet during the fiscal year ended March 31, 2004, but acted five times by written consent. The Stock Option Management Committee acted by written consent six times. The Audit Committee met four times during the fiscal year. Each director has attended at least 75% of the aggregate of all Board meetings and meetings of the committees of which he or she is a member. In 2003, two of our six directors serving on the Board attended the Company’s Annual General Meeting of Shareholders.

The Board of Directors formed the Compensation Committee and the Audit Committee in February 1997. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for both of these committees that can be found on the Company’s website under the Investor Relations link. The Board of Directors does not have a formal Nominating Committee. The Board has the independent directors (based on the Nasdaq definition of independence) on the Board make recommendations to the full Board regarding candidates for nomination and the size and composition of the Board. The Board believes that this process effectively serves the functions of a nominating committee, and does not believe there is a need for a separate, formal nominating committee. The directors that participate in the consideration of director nominees are Mr. Broyles, Mr. Gimple and Ms. Russell.

The role of the Compensation Committee is to make recommendations to the Board of Directors relating to salaries and other compensation for the Company’s directors, officers and employees and to administer the employee share option and stock purchase plans. The Committee was subsequently renamed as the Compensation and Stock Option Committee and is composed of directors Douglas Broyles, Thomas Gimple and Christine Russell. In July 2003, the Compensation and Stock Option Committee formed a Stock Option Management Committee, to which it delegated the authority to grant options to purchase shares of the Company’s Common Stock to non-executive employees up to a certain specified number.

The primary role of the Audit Committee is to review the results and scope of the annual audit and other services provided by the Company’s independent auditors, to review and evaluate the Company’s internal financial reporting system and control functions, to monitor transactions between the Company and its directors, officers, employees and other related parties and reviews other matters relating to the relationship of the Company with its auditors. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to Shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. The Audit Committee also meets with the independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls, the results of their examination(s) and the overall quality of the Company’s financial reporting. The members of the Audit Committee are independent directors Christine Russell, Douglas Broyles and Thomas Gimple.

Compensation of Directors

During fiscal 2004, each director of the Company who is not an employee of the Company or its affiliates received an annual fee of $15,000 plus a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each such director was annually awarded a fully vested option to purchase 10,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Each member of the Audit Committee was granted an additional fully vested option to purchase 5,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. The chairpersons of the Compensation and Stock Option Committee and Audit Committee were granted an additional fully vested option to purchase 2,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Chairpersons and directors who are also employees of the Company or its affiliates receive no remuneration for serving as directors. All independent directors who provide services to the Company or act to discharge their duties were paid $1,500 per day plus actual expenses.

On May 13, 2004, the Board of Directors approved an increase in the compensation paid to non-employee directors of the Company. The annual fee paid to each director of the Company who is not an employee of the Company or its affiliates was increased to $25,000. In addition, subject to the limitation that the total number of shares subject to options granted in any one year to any non-employee director not exceed an aggregate of 20,000 Shares, the chairperson of the Audit Committee shall annually receive an additional option to purchase 1,000 Shares (for a total of 3,000 Shares) at a purchase price determined on the date of grant in accordance with the applicable stock option plan. In all other respects, compensation to the Directors remains unchanged.

Director Nominations

As described above, the independent directors recommend nominees for election as directors. The nominee for election at this Annual General Meeting was recommended by such independent directors. Such independent directors will consider proposals for nomination from shareholders that are made in writing to the Company’s Secretary, that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The independent directors will recommend candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders. The independent directors believe that a nominee for director must have the following specific, minimum qualifications: (i) experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, (ii) high personal and professional ethics, and (iii) the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.

Other than the foregoing there are no stated minimum criteria for director nominees. The Company believes, however, that it is appropriate for at least one, and preferably multiple members of the Board, to meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Company also believes it is appropriate for certain key members of management to participate as members of the Board.

The independent directors review annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board may come from several sources, including current and former directors, professional search firms and shareholder nominations. Nominees for director are evaluated by the independent directors, who may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communication with the Board of Directors

Shareholders may send communications to the Board or individual Board members to the offices of the Company, 44091 Nobel Drive, Fremont, California, 94538; Attn.: Jack Menache, Secretary. You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The Company will compile all such communications and forward them to the appropriate director or directors based on the subject matter or to the individual director or directors to whom such communication is addressed.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2004, the Compensation and Stock Option Committee of the Board of Directors consisted of Mr. Broyles, Ms. Russell and Mr. Gimple. Neither Mr. Broyles, Ms. Russell nor Mr. Gimple is an officer or employee of the Company. No member of the Compensation and Stock Option Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Audit Committee Financial Expert

The Audit Committee of our Board of Directors contains at least one “audit committee financial expert.” The name of the Audit Committee financial expert is Christine Russell, and the Board of Directors has determined that she is “independent” as that term is defined in Item 7(d)(3)(iv) of Section 14A of the Securities and Exchange Act of 1934, as amended.

PROPOSAL NO. 3

REMUNERATION OF DIRECTORS

The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration of the directors with respect to their service to the Company as directors. Information regarding the remuneration paid to directors last year is set forth under “Information About the Board of Directors and Committees of the Board—Compensation of Directors” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE DIRECTORS.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth for fiscal 2004, 2003 and 2002 certain information with respect to the compensation of the Company’s Chief Executive Officer and the five other most highly compensated executive officers as of the end of the fiscal year ended March 31, 2004, whose salary and bonus for services rendered in fiscal 2004 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation	All Other Compensation ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/ SARs (#)
Calvin Reed(1) Chief Executive Officer	2004 2003 2002	450,000 445,462 415,000	— — —	— — —		— 170,500 113,417	— — —

William Snyder(2) VP and Chief Financial Officer	2004 2003	250,000 62,500	— —	— —		— 175,000	— —

John Haughey(3) VP, U.S. Sales & Marketing	2004 2003 2002	220,188 241,772 9,167	— — —	— — —		— 125,000 —	220,000 — —	(4)

Jack Menache(1) VP, Secretary and General Counsel	2004 2003 2002	250,000 292,808 276,666	— — —	— — —		— 143,000 34,167	— — —

Darien Spencer(5) President and Chief Operating Officer	2004 2003 2002	309,375 292,554 203,869	— — —	3,504 5,256 2,190	(6) (6) (6)	— 100,000 100,000	163,290 123,991 128,727	(7)

Danny Tong President, Peak Plastic & Metal Products (International) Limited	2004 2003 2002	225,000 194,136 192,603	110,000 — —	— — —		— 65,000 34,117	— — —

(1)	Effective September 1, 2001, the salaries of Messrs. Reed and Menache were reduced by 15% subject to payment in the form of bonuses if the Company met certain revenue and profitability goals in fiscal year 2002. On April 29, 2002, the salary reductions were eliminated.
(2)	Mr. Snyder joined the Company as an employee in January 2003.
(3)	Mr. Haughey joined the Company in March 2002 and resigned in 2004.
(4)	Represents severance benefits paid pursuant to Mr. Haughey’s employment agreement.
(5)	Compensation included in the Summary Compensation Table for Mr. Spencer includes amounts paid to Mr. Spencer by Peak Multi-Products (China) Factory (“Peak Multi-Products”), the Company’s processing partner in the PRC. The Company has decided to include such amounts even though the Company does not have an ownership interest in Peak Multi-Products, since the Company’s business interactions with Peak Multi-Products have increased over the last couple of years.
(6)	Represents tax reimbursements.
(7)	Includes a $116,000 housing allowance, $25,332 for educational benefits for Mr. Spencer’s child, $12,508 for personal travel and airfare, $5,238 for storage fees, and $4,212 for payments made for term life insurance.

Stock Option Information

There were no stock options granted to the Named Executive Officers during the fiscal year ended March 31, 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year

And Fiscal Year-End Option/SAR Values

The following table shows information about option exercises by the Named Executive Officers during the fiscal year ending March 31, 2004, and the value of unexercised options at March 31, 2004. Value at fiscal year end is measured as the difference between the exercise price and fair market value on March 31, 2004, which was $6.97.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End (#)		Value of Unexercised In-the-money Options/SARS at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Calvin Reed	—	—	645,014	136,903	$750,681	$422,856
William Snyder	—	—	124,333	116,667	256,494	379,351
John Haughey	—	—	118,750	0	65,531	0
Jack Menache	—	—	268,140	125,027	268,276	417,156
Darien Spencer	—	—	120,833	79,167	183,458	215,792
Danny Tong	—	—	214,624	34,430	259,501	104,053

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Calvin R. Reed.    Effective April 22, 1999, the Company entered into an employment agreement with Mr. Reed, providing that beginning on that date, he would serve as President and Chief Executive Officer of the Company for an initial term of three years, to be automatically extended by one year on an annual basis unless one party notifies the other of termination. The agreement contains standard provisions relating to benefits, intellectual property, confidentiality, and restrictions on competitive activities and solicitation of Company employees and customers. Pursuant to this agreement, Mr. Reed is entitled to an annual base salary of $450,000 per year, which may be increased as determined by the Board of Directors. A portion of this salary is paid upon completion of the fiscal year so long as Mr. Reed continues to be employed by the Company at such time. After the second anniversary of this agreement, in all cases of termination except those occurring within two years of a change in control, options granted to Mr. Reed shall remain exercisable for a period of one year. Should Mr. Reed be terminated without cause or resign (as a result a reduction in pay or title, the Company’s material breach of the employment contract or a relocation of Mr. Reed’s offices outside of Southern California), within two years of a change of control or liquidation of the Company, all of Mr. Reed’s options shall vest immediately and remain exercisable for a period of one year and he shall receive a severance payment equal to two times his current base salary if termination occurs in the first year of the contract, and three times his current base salary if termination happens thereafter. Mr. Reed is also entitled to a severance payment of three times his current base salary if he is terminated by the Company without cause (as defined in the agreement).

William Snyder, Jack Menache, Darien Spencer and Danny Tong.    In January 2003, the Company entered into substantially similar two year employment agreements with William Snyder, Jack Menache, Darien Spencer and Danny Tong. These agreements contain standard provisions relating to confidentiality and restrictions on competitive activities and solicitation of Company employees and customers and do not automatically renew at the expiration of their term. Each agreement also calls for a lump-sum severance payment in an amount equal to 12 months base salary and unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination with such options remaining exercisable for one year should the employee be terminated without cause or resign because of a reduction in base salary or material adverse change in employment duties. If termination without cause or resignation (resulting from a reduction in base salary or a materially adverse change in employment duties) occurs in anticipation of or within two years following a change in control or liquidation of the Company, in addition to a severance package similar to that described above, all stock options held by the employee shall immediately vest in full and remain exercisable for a period of one year. The Company recently entered into employment contracts with Messers. Lazo, Spencer, Menache and Tong on substantially identical terms for the period ending December 31, 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 31, 2004, which include our consolidated balance sheets as of March 31, 2004 and March 31, 2003, and the related consolidated statements of operations, shareholders equity and cash flows for each of the three years in the period ended March 31, 2004, and the notes thereto. During the fiscal year ended March 31, 2004, the Audit Committee was composed of three independent directors.

The Audit Committee is primarily responsible for reviewing the services performed by the Company’s independent auditors and internal finance department, evaluating the Company’s accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of an accounting firm to be engaged as the Company’s independent auditors. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management has primary responsibility for preparing financial statements and is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with the Company’s independent auditors. In addition, the Audit Committee discussed with the Company’s independent auditors the matters to be discussed by Statement of Accounting Standards No. 61. The Audit Committee has also received the written disclosures and letter from the Company’s independent auditors in accordance with the Independence Standards Board Standard No. 1, and has discussed with the Company’s independent auditors their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the Securities and Exchange Commission.

The Audit Committee considers at least annually whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining auditor independence. The Audit Committee concluded that the independence of PricewaterhouseCoopers was not compromised by the services provided. On September 7, 2004, the Audit Committee approved a change in the Company’s independent auditors and the Board of Directors approved the dismissal of PricewaterhouseCoopers and the selection of BDO McCabe Lo & Company as the Company’s independent auditors for the fiscal year ending March 31, 2005. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of BDO McCabe Lo & Company as the Company’s independent auditors for the fiscal year ending March 31, 2005.

AUDIT COMMITTEE

Douglas Broyles

Christine Russell

Thomas Gimple

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. T. L. Li, Chairman of our Board of Directors until October 2001, through his beneficial ownership of all of the outstanding shares of Luckygold, owns approximately 11% of the Company. Mr. Li owns approximately 40% of the outstanding shares of QPL Holdings, a company incorporated under Bermuda law and listed on The Hong Kong Stock Exchange. QPL Holdings is a holding company of a group of semiconductor companies which includes QPL, QPL (U.S.) Inc. (f.k.a. Worltek International Limited) and Talent Focus Industries Limited and formerly included ASAT and Newport Wafer-Fab Limited. A portion of the Company’s sales have been made to companies controlled by Mr. Li, which include QPL and other subsidiaries of QPL Holdings and formerly included ASAT. The Company’s product sales to the subsidiaries of QPL Holdings in the year ended March 31, 2004 represented approximately 1.48% of its net sales or $944,581. QPL and ASAT are customers of the Company and may, from time to time, engage in transactions with the Company that are material to its results of operations.

The Company purchased 656,186 shares of Peak stock from Mr. T. L. Li for approximately $2,400,000 on May 5, 2003, with the understanding that Mr. Li would use the proceeds from the sale of these shares to facilitate a proposed settlement of the class action lawsuit against Mr. Li and others. The shares repurchased from Mr. Li were immediately retired. The Peak shares were purchased from Mr. Li at a per share price of $3.66 per share, which represented a 5% discount from the $3.85 closing price of the shares on the Nasdaq Stock Market on that date.

The Company reviews related party transactions on an ongoing basis and utilizes the Audit Committee to review potential conflicts of interest where appropriate. The Company’s policy is to conduct transactions with its affiliates, including Mr. T. L. Li and the companies in QPL Holdings, on an arms-length basis.

REPORT OF THE COMPENSATION AND STOCK OPTION

COMMITTEE OF THE BOARD OF DIRECTORS

During the fiscal year ended March 31, 2004, the Compensation and Stock Option Committee of the Board of Directors of the Company was comprised of three independent directors Douglas Broyles, Christine Russell and Thomas Gimple. The Compensation and Stock Option Committee reviews and makes recommendations concerning base salaries and incentive compensation for all officers of the Company and authorizes the grant of stock options.

Compensation Philosophy

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of shareholders and to reward executives for achieving corporate objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

Key Elements of Executive Compensation

Executive compensation currently consists of a base salary, bonuses, stock options, and other compensation and benefit programs generally available to other employees.

Base Salary.    Base salary levels for the Chief Executive Officer (“CEO”) and other executive officers are intended to compensate executives competitively. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and compensation levels in relevant markets for comparable talent. Base salaries for executives are reviewed from time to time by the Committee.

Bonuses.    The Executive Compensation Plan provided for bonuses to the CEO and other executive officers based on revenue and profitability goals in fiscal year 2004. For the fiscal year ended March 31, 2004, a bonus was paid to the President of our subsidiary, Peak Plastic & Metal Products (International) Limited, Mr. Tong, in the amount of $110,000.

Stock Options.    The Company provides long-term equity incentives to its executive officers and to other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market value on the date of grant, have a four-year term and generally vest in quarterly installments over thirty-six months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company’s common stock, this portion of the executives’ compensation is directly aligned with an increase in shareholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer’s acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive’s current contribution to the Company’s performance, the executive officer’s anticipated contribution in meeting the Company’s long-term goals and by comparisons to formal and informal surveys of stock option grants made by other companies. The Committee also reviews stock option levels for executive officers each fiscal year in light of long-term objectives and each executive’s current and anticipated contributions to the Company’s future performance. In addition to the stock option program, executives are eligible to participate in the Company’s 2000 Employee Stock Purchase Plan, pursuant to which shares of the Company’s stock may be purchased at 85% of the lower of the fair market value at the beginning and end of each offering period.

Chief Executive Compensation

The Committee determines the compensation of the CEO using the same criteria as for the other executive officers. On June 7, 2000, Mr. Reed’s salary was set at $450,000 per year, including $50,000 to be paid upon completion of the fiscal year so long as Mr. Reed continues to be employed by the Company at such time. Effective September 1, 2001, Mr. Reed’s salary was reduced by 15% subject to payment in the form of bonuses if the Company met certain revenue and profitability goals in fiscal year 2002. On April 29, 2002, the salary reduction was eliminated.

Tax Deductibility of Executive Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its CEO and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. In general, it is the Committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

The Committee does not presently expect total cash compensation to exceed the $1 million limit for any individual executive officer of the Company. In addition, realized gains on the exercise of nonstatutory stock options may also qualify for the exemption from the tax deduction limit under Section 162(m) as performance-based compensation if certain conditions under Section 162(m) are met. After consideration of the requirements of Section 162(m), the Compensation and Stock Option Committee believes that nonstatutory stock option grants to date meet the requirement that such grants be “performance based.”

COMPENSATION AND STOCK OPTION COMMITTEE

Douglas Broyles

Thomas Gimple

Christine Russell

STOCK PRICE PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following graph compares the cumulative total return of the Company, the Russell 2000 Index and the Dow Jones Containers and Packaging Industry Group. The total return assumes $100 invested in the Company’s shares, the Russell 2000 Index and the Dow Jones Containers and Packaging Industry Group on March 31, 1999 and includes reinvestment of dividends.

The comparative performance of the Company’s shares against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company’s shares may vary based on the strength or weakness of the share price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of the Company’s performance and is not necessarily indicative of future performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG

PEAK, RUSSELL 2000 INDEX, AND DOW JONES CONTAINERS & PACKAGING GROUP

(Fiscal year Ended March 31)

Base Period and Fiscal Year Ending	PEAK	Russell 2000 Index	Dow Jones Containers & Packaging Group
3/31/99	100.00	100.00	100.00
3/31/00	427.03	135.51	86.47
3/31/01	254.05	113.12	73.31
3/31/02	345.95	127.15	111.27
3/31/03	155.68	91.53	93.84
3/31/04	302.70	148.21	127.07

The information contained above under the captions “Report of the Compensation and Stock Option Committee of the Board of Directors” and “Stock Price Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except that the Company specifically incorporates it by reference into such filing.

PROPOSAL NO. 4

INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE

UNDER THE SHARE OPTION PLAN

The Board of Directors approved an amendment to the Company’s 1998 Share Option Plan to increase the number of Shares reserved for issuance under the 1998 Share Option Plan from 3,250,000 to 3,450,000. The Board of Directors believes that the increase is in the best interests of the Company and its Shareholders because it will increase the Company’s ability to attract and retain employees by providing them with appropriate equity incentives. This plan plays an important role in the Company’s efforts to attract and retain employees of outstanding ability. The following summary of the principal features of the 1998 Share Option Plan is qualified by reference to the terms of the 1998 Share Option Plan, a copy of which is available without charge upon Shareholder request to Jack Menache, Peak International Limited, 44091 Nobel Drive, P.O. Box 1767, Fremont, California 94538.

Shares Available for Purchase Under the Plan

Subject to certain adjustments, if approved, the number of Shares with respect to which awards may be granted under the 1998 Share Option Plan (referred to in this Proposal No. 4 as the “Plan”) shall be 3,450,000. No participant may receive awards under the Plan in any calendar year that relate to more than 200,000 Shares. The Plan shall be administered by the Compensation and Stock Option Committee, which shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. Subject to applicable law, the Compensation and Stock Option Committee shall be permitted to delegate its duties and powers under the Plan to designated individuals. On April 29, 2002, the Board of Directions amended the Plan to (1) limit the maximum number of shares that may be granted to an independent director in any year to an amount not to exceed 20,000 shares per year, (2) to prohibit grants at less than fair market value, and (3) to prohibit material changes to the Plan without shareholder approval. The Company’s shareholders approved an amendment to the Plan in September 2003 that increased the number of shares reserved under the Plan from 2,950,000 to 3,250,000.

Adjustment

In the event that the Compensation and Stock Option Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) or any alteration in the capital structure of the Company, including but not limited to any recapitalization, stock split, subdivision, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to subscribe for or acquire Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Compensation and Stock Option Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Compensation and Stock Option Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of Shares or other securities of the Company which are the subject of outstanding awards, and (iii) the grant or exercise price with respect to any award, or, if deemed appropriate by the Compensation and Stock Option Committee, make provision for a cash payment to the holder of an outstanding award; provided that, no adjustment to the grant or exercise price of an award shall be made which would result in an exercise or grant price of less than the par value of a Share.

Eligibility

Any director and employee shall be eligible to participate. As of June 30, 2004, the Company had six directors and approximately 150 employees who were eligible under the Plan.

Share Options

Subject to the provisions of the Plan, the Compensation and Stock Option Committee shall have sole, absolute and complete authority to determine the directors or the employees to whom options shall be granted provided that the number of shares granted to an independent director in any year shall not exceed 20,000 shares, the number of Shares to which each option relates and the conditions and limitations applicable to the exercise of any option. The Compensation and Stock Option Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute.

The Compensation and Stock Option Committee in its sole and absolute discretion will establish the exercise price at the time each option is granted which in any event shall not be less than the par value of a Share and provided that no option may have an exercise price that is less than the fair market value of the underlying Shares on the date of grant of such option. As of September 29, 2004, the closing price of the Company’s common stock, as reported on the Nasdaq National Market was $5.19 per Share. Each option shall be exercisable at such times and subject to such terms and conditions as the Compensation and Stock Option Committee may, in its sole and absolute discretion, specify in the applicable award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of options, including without limitation, any relating to the application of United States federal or state securities laws, as it may deem necessary or advisable.

Termination or Suspension of Employment

Unless the Compensation and Stock Option Committee shall have provided otherwise, if the participant’s employment with the Company or its affiliates or his appointment as a director is terminated for any reason other than death or permanent and total disability, the participant shall have the right to exercise any option following such termination of employment or appointment and prior to the date which falls 90 days after the date of such termination of employment or appointment to the extent such option was exercisable at the date of such termination of employment or appointment and shall not have been exercised. But in no event shall such option be exercisable later than the expiration date for such option set forth in the award agreement. Unless the Compensation and Stock Option Committee shall have provided otherwise, if the participant’s employment with the Company or its affiliates or the participant’s appointment as a director is terminated by reason of death or permanent and total disability, the unvested portion of any options shall terminate and expire on the date of such termination of employment and the participant’s successor, in the case of the participant’s death, or otherwise the participant shall have the right to exercise any option following such termination of employment or appointment to the extent it was exercisable at the date of such termination of employment or appointment and shall not have been exercised, but in no event shall such option be exercisable later than the expiration date for the option set forth in the applicable award agreement.

Amendment and Termination

Subject to certain restrictions in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, provided however, the Board of Directors amended the Plan on April 29, 2002 to provide that the Company must seek Shareholder approval of material changes to the Plan. The Compensation and Stock Option Committee may also waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award provided that if such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would adversely affect the number of Shares of any award or the amount payable by a participant upon exercise of any granted option, it shall not be effective without the consent of the affected participant. The Compensation and Stock Option Committee may cause any award granted to be cancelled in consideration of a cash payment or alternative award made to the holder of such cancelled award equal in value to the fair market value as at the original date of grant of the cancelled award.

Nontransferability

No award or option granted under the Plan may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant, in whole or in part, except pursuant to a validly made will of the participant or the laws of inheritance of property.

Taxes and Withholding

Generally, all taxes (including income tax) arising from the exercise of any option granted to any participant under the Plan will be borne by that participant. A participant may be required to pay to the Company (or an affiliate) and the Company (or an affiliate) may withhold from any award or from any compensation or other amount owing to a participant the amount of any applicable withholding taxes.

No Right to Employment

The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or one of its affiliates. The Company or an affiliate may at any time dismiss a participant from employment, free from any liability or any claim under the Plan or any award and options granted thereunder. The terms of employment of a participant shall not be affected by his participation in the Plan.

No Rights as Shareholder

Subject to the provisions of the applicable award, no participant or holder or beneficiary of any award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the registered holder of such Shares. Shares allotted and issued on exercise of an option shall be subject to all provisions of the memorandum of association and bye-laws of the Company, and shall rank in full for all entitlements, including dividends or other distributions declared or recommended in respect of the then existing Shares.

Term of the Plan

The Plan has been effective since July 27, 1998. No award may be granted under the Plan after July 27, 2008.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If a participant satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Option.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the Shares on the determination date (as defined below). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the Shares are subject to a substantial risk of forfeiture (as in the case where a participant is permitted to exercise an unvested option and receive unvested Shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the participant’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the Shares become transferable or (ii) the date on which the Shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

The benefits that will be received under the 1998 Share Option Plan by the Company’s current executive officers and directors and by all eligible employees are not currently determinable.

Required Vote

Approval of the amendment to the 1998 Share Option Plan requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S 1998 SHARE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 3,250,000 TO 3,450,000.

EQUITY COMPENSATION PLAN INFORMATION

The following chart gives aggregate information regarding grants under all equity compensation plans of Peak as of March 31, 2004:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:

1997 Share Option Plan	497,712	$6.67706	145,693

1998 Share Option Plan	2,009,601	$5.60174	888,616

2000 Employee Stock Purchase Plan(1)	—	—	414,941

Subtotal	2,507,313	$5.815197	1,449,250

Equity compensation plans not approved by security holders(2):	300,000	$7.44271	—

Total	2,807,313	$5.98912	1,449,250

(1)	Shares available for sale pursuant to the Company’s 2000 Employee Stock Purchase Plan. Shares of common stock will be purchased at a price equal to 85% of the fair market value per share of common stock on either the first day preceding the offering period or the last date of the accumulation period, whichever is less.
(2)	In April 1999, the Company granted stock options outside of our approved stock option plans to Mr. Calvin Reed in connection with his employment as the Company’s Chief Executive Officer. These stock options vest over a period of three years from the date of grant in twelve equal, quarterly installments, provided that no options will vest during the first two years of the date of grant. These options have a term of ten years and are exercisable at prices ranging from $3.65625 to $10.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of the shares as of September 29, 2004, for:

(i)  each person known by the Company to beneficially own more than 5% of the outstanding Shares;

(ii)  each of the Company’s current directors and the nominee for director of the Company;

(iii)  each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table;” and

(iv)  all current directors and executive officers as a group.

Ownership information is based solely on information furnished by the respective individuals or entities, as the case may be. Amounts appearing in the table below include all shares outstanding as of September 29, 2004 and all shares issuable upon the exercise of options or warrants within 60 days thereof. As of September 29, 2004, there were 12,396,616 shares of the Company’s common stock issued and outstanding. Unless otherwise noted, the address of each of the Shareholders named below is the Company’s principal executive office.

Name and Address of Beneficial Owner(1)	Number of Shares(1)	Percentage of Class(1)
5% Shareholders
FMR Corp.(2) 82 Devonshire Street Boston, Massachusetts 02109	1,604,300	12.9%

Luckygold 18A Limited(3) Units 4, 5 and 7, 37th Floor Cable TV Tower 9 Hoi Shing Road Tsuen Wan, New Territories, Hong Kong	1,386,327	11.2

Quaker Capital Management Corporation(4) 401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222	1,256,830	10.1

Walker Smith Capital and Affiliates(5) 300 Crescent Court, Suite 880 Dallas, Texas 75201	1,207,000	9.7

T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202	1,150,000	9.3

Royce & Associates, LLC.(7) 1414 Avenue of the Americas New York, New York 10019	960,400	7.7

Wasatch Advisors, Inc.(8) 150 Social Hall Ave. Salt Lake City, Utah 84111	677,127	5.5

Directors and Executive Officers
Mr. Calvin Reed(9)	684,917	5.2
Mr. William Snyder(10)	166,000	1.3
Mr. John Haughey(11)	118,750	*
Mr. Jack Menache(12)	288,426	2.3
Mr. Darien Spencer(13)	166,666	1.3
Mr. Danny Tong(14)	124,498	1.0
Mr. Douglas Broyles(15)	83,000	*
Ms. Christine Russell(16)	70,000	*
Mr. Thomas Gimple(17)	30,000	*
Mr. Frank Lazo(18)	12,333	*
Ms. Katie Fung(19)	14,584	*
All directors and executive officers as a group (11 persons)(20)	1,759,173	12.5%

*	Represents less than one percent of our outstanding stock

(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options held by that person that are currently exercisable or exercisable within 60 days of September 29, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing percent ownership of any other person.
(2)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by FMR Corp. on February 17, 2004. Includes 1,604,300 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., as a result of Fidelity acting as an investment adviser to various investment companies, including Fidelity Low Priced Stock Fund, which beneficially owns 1,375,700 shares. Edward C. Johnson III, chairman of FMR Corp. and members of his family which hold a controlling interest in FMR Corp., and FMR Corp. each have sole power to dispose of 1,604,300 shares. Voting power of the shares held by the Fidelity funds is held by the Board of Trustees of each of the various funds.
(3)	Based solely on information provided on Amendment No. 3 to Schedule 13G filed by Luckygold 18A Limited on February 11, 2004. Mr. T. L. Li is the sole stockholder of Luckgold 18A Ltd. and has sole voting and investment power with respect to these shares.
(4)	Based solely on information provided on Amendment No. 3 to Schedule 13G filed by Quaker Capital Management (“Quaker”) on February 13, 2004. Quaker is an investment adviser and has shared voting and shared dispositive power over 1,256,830 shares owned by its clients and held in accounts over which Quaker has discretionary authority.
(5)	Based solely on information provided on a Schedule 13G filed jointly by WS Capital, L.L.C., WS Capital Management, L.P. (“WSC Management”), Walker Smith Capital, L.P. (“WSC”), Walker Smith Capital (Q.P.), L.P. (“WSCQP”), Walker Smith International Fund, Ltd. (“WS International”), WSU Management, L.L.C. (“WSU”), WS. Ventures Management, L.P. (“WSUM”), WS Opportunity Fund, L.P. (“WSO”), WS Opportunity Fund (Q.P.), L.P. (“WSOQP”), WS Opportunity Fund International, Ltd. (“WSO International”), Reid S. Walker, G. Stacy Smith and Patrick P. Walker. Reid S. Walker and G. Stacy Smith are the beneficial owners of 1,207,000 shares of Common Stock, which includes (i) 804,700 shares of Common Stock beneficially owned by WS Capital and WSC Management for the accounts of WSC, WSCQP and WS International and (ii) 402,300 shares of Common Stock beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International. Patrick P. Walker is the beneficial owner of 405,000 shares of Common Stock, which includes (i) 402,300 shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International and (ii) 2,700 shares held by Walker Children Irrevocable Education Trust and Walker Irrevocable Trust, trusts for which Patrick P. Walker serves as trustee. WS Capital and WSC Management are the beneficial owners of 804,700 shares of Common Stock, which includes (i) 65,399 shares beneficially owned by WSC, (ii) 319,301 shares beneficially owned by WSCQP and (iii) 420,000 shares beneficially owned by WS International. WSV and WSVW are the beneficial owners of 402,300 shares of Common Stock, which includes (i) 112,880 shares beneficially owned by WSO, (ii) 140,520 shares beneficially owned by WSOQP and (iii) 148,900 shares beneficially owned by WSO International.
(6)	Based solely on information provided on Amendment No. 1 to Schedule 13G filed by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. filed on February 13, 2004. T. Rowe Price Associates, Inc. claims sole dispositive power and T. Rowe Price Small-Cap Value Fund, Inc. claims sole voting over the same 1,150,000 shares.
(7)	Based solely on information provided on Amendment No. 3 to Schedule 13G filed by Royce & Associates, LLC on February 9, 2004. Royce & Associates, LLC claims sole voting and dispositive power over 960,400 shares.
(8)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by Wasatch Advisors, Inc. filed on February 18, 2004. Wasatch Advisors, Inc. claims sole voting and dispositive power over 677,127 shares.

(9)	Includes 668,917 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(10)	Represents 166,000 shares subject to options which are currently exercisable or will be exercisable within 60 days of September 29, 2004.
(11)	Represents 118,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(12)	Includes 277,167 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(13)	Represents 166,666 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(14)	Includes 123,893 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(15)	Represents 83,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(16)	Represents 70,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(17)	Represents 30,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(18)	Represents 12,333 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(19)	Represents 14,584 share subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.
(20)	Includes 1,731,310 shares subject to options which are currently exercisable or will become exercisable within 60 days of September 29, 2004.

PROPOSAL NO. 5

APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of BDO McCabe Lo & Company as independent auditors for the Company for the fiscal year ending March 31, 2005. The Company has been advised by such firm that they will be independent auditors with respect to the Company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

BDO McCabe Lo & Company commenced performing services as the Company’s independent auditors on September 7, 2004. Effective September 7, 2004, PricewaterhouseCoopers was dismissed as the Company’s independent auditors. PricewaterhouseCoopers was the independent auditors for the Company for the fiscal years ended March 31, 2004 and March 31, 2003. Subject to ratification by the Shareholders, the Board of Directors has selected the firm of BDO McCabe Lo & Company as independent auditors for the Company for the fiscal year ending March 31, 2005. Representatives of BDO McCabe Lo & Company are not expected to be present at the Annual General Meeting.

The reports of PricewaterhouseCoopers on the Company’s consolidated financial statements for the fiscal years ended March 31, 2004 and March 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused it to make reference thereto in their reports on the financial statements for such years. In addition, during the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, the Company did not consult BDO McCabe Lo & Company with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary

Audit Fees.    BDO McCabe Lo & Company did not perform any work for the Company during the fiscal years ended March 31, 2004 or March 31, 2003. The aggregate audit fees billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2004 for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $275,000. PricewaterhouseCoopers received $235,000 for such services for the Company for the fiscal year ended March 31, 2003.

Audit-Related Fees.    BDO McCabe Lo & Company did not perform any work for the Company during the fiscal years ended March 31, 2004 or March 31, 2003. No fees were billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2004 for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements. PricewaterhouseCoopers received $17,500 for performing audit-related services for the Company for the fiscal year ended March 31, 2003. The nature of the services comprising these fees included, among other things, consultations and advice regarding accounting issues relating to, among other things, income taxes, stock options and employee benefit plans and asset impairment charges.

Tax Fees.    BDO McCabe Lo & Company did not perform any work for the Company during the fiscal years ended March 31, 2004 or March 31, 2003. The aggregate fees billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2004 for professional services related to tax compliance, tax advice and tax planning was $21,171. The nature of the services comprising these fees included, among other things, tax compliance services for foreign tax returns and advisory services for transfer pricing and tax issues in the People’s Republic of China. PricewaterhouseCoopers received $36,510 for performing such services for the Company for the fiscal year ended March 31, 2003.

All Other Fees.    BDO McCabe Lo & Company did not perform any work for the Company during the fiscal years ended March 31, 2004 or March 31, 2003. The aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the fiscal year ended March 31, 2004 was $11,361. The nature of the services comprising these fees included, among other things, advice regarding the creation of a foreign subsidiary and the reimbursement of out-of-pocket expenses. PricewaterhouseCoopers received $238,893 for performing such services for the Company for the fiscal year ended March 31, 2003.

Upon consideration, the Audit Committee determined that the provision of services other than the audit services is compatible with maintaining the Company’s independent auditor’s independence.

Pre-Approval Policies

The engagement of BDO McCabe Lo & Company for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services to be performed by BDO McCabe Lo & Company after February 4, 2003 require pre-approval by the Audit Committee.

Required Vote

Appointment of BDO McCabe Lo & Company as the Company’s independent auditors for the fiscal year ending March 31, 2005 will require the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon. If the Shareholders reject the nomination, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF THE FIRM OF BDO MCCABE LO & COMPANY AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL NO. 6

REMUNERATION OF INDEPENDENT AUDITORS

The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration for the Company’s independent auditors with respect to their service to the Company for fiscal year ending March 31, 2005. Information regarding the remuneration paid to the Company’s auditors last year is set forth under “Proposal No. 5—Appointment of Independent Auditors” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10 percent of a registered class of a U.S. issuer’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities, and to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, or written representations from certain reporting persons, we believe that during fiscal year 2004, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis, except for the following: (i) Forms 3 for Stacy G. Smith and Patrick Walker were not timely filed; (ii) three Forms 4 reporting transactions for Luckygold 18A Ltd. and T.L. Li were not timely filed and (iii) a Form 4 reporting one transaction for John Haughey was not timely filed.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by Shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

Under United States federal securities laws, any Shareholder proposals intended to be presented at the 2005 Annual General Meeting must be received by the Company at its principal executive offices no later than June 16, 2005 in order to be considered for inclusion in the proxy materials, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Although information received after such date will not be included in proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company’s Bye-laws then in effect. In accordance with Bye-law 59 of the Company’s Bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company’s Secretary accompanied by certain information. To be timely, a shareholder’s written notice must be received at the principal executive offices of the Company not less than ninety (90) days prior to anniversary date of the prior year’s annual general meeting. The chairman of the annual general meeting may review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Company’s Bye-Laws and whether any such proposal will be acted upon at the annual general meeting.

In addition, Section 79 of the Companies Act 1981 of Bermuda, provides that shareholders representing either: (1) not less than 5% of the total voting rights of all the shareholders having a right to vote at an annual general meeting of the Company; or (2) not less than one hundred shareholders; may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be received by the Company at its principal executive offices not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

By order of the Board of Directors

Calvin Reed

Chairman and Chief Executive Officer

October 14, 2004

Fremont, California

PROXY

PEAK INTERNATIONAL LIMITED

(Incorporated in Bermuda with limited liability)

FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING

(or at any postponement or adjournment thereof)

I/We (Note 1)                                                           of                                                      , the registered holder(s) of (Note 2)                                      shares par value US $0.01 per share each in the capital of Peak International Limited (the “Company”), HEREBY APPOINT                                                      (Note 3) of                                          or failing him, the Chairman of the meeting, as my/our proxy (the “Proxy”) to act for me/us at the Annual General Meeting (or at any postponement or adjournment thereof) of the Company to be held at the Company’s principal executive offices located at 44091 Nobel Drive, Fremont, California 94538 on November 17, 2004 at 11:00 a.m. (local time) and in particular (but without limitation) at such meeting (or at any adjournment or postponement thereof) to vote for me/us and in my/our name(s) as indicated below or, if no such indication is given as my/our proxy thinks fit, or, if the Chairman of the meeting is appointed as my/our proxy, the Chairman will have the authority to vote “FOR” the election of the director, “FOR” Items 1, 3, 4, 5 and 6 and in accordance with the discretion of the Chairman on any other matters as may properly come before the Annual General Meeting.

This proxy is solicited by and on behalf of the Board of Directors of Peak International Limited.

The Board of Directors recommends a vote “FOR” the election of the director and “FOR” Items 1, 3, 4, 5 and 6.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Notes:

1.	Full name(s) and address(es) should be inserted in BLOCK CAPITALS.

2.	Please insert the number of Shares of common stock par value US $0.01 per Share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Shares of the Company registered in your name(s).

3.	Please insert the name and address of the proxy. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE MEETING WILL, SUBJECT TO THE LIMITATION SET OUT BELOW, ACT AS YOUR PROXY. Under the Company’s Bye-laws, a proposal put to the meeting will be decided on a show of hands unless a poll is properly demanded. On a show of hands, every member present in person or (being a corporation) by a duly authorized representative or by proxy will have one vote. AS THE CHAIRMAN OF THE MEETING IS ONLY ABLE TO EXERCISE ONE VOTE ON A SHOW OF HANDS, HE WILL USE THE VOTE FOR THOSE MEMBERS WHO WISH TO VOTE FOR ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING. IF YOU WISH TO VOTE AGAINST ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING, YOU MUST APPOINT A PERSON OTHER THAN THE CHAIRMAN OF THE MEETING TO ACT AS YOUR PROXY.

4.	IF YOU WISH TO VOTE FOR A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “AGAINST”. IF YOU WISH TO ABSTAIN FROM VOTING ON ANY PROPOSAL PLEASE CHECK IN THE RELEVANT BOX MARKED “ABSTAIN”. Failure to check any box will entitle your proxy to cast your vote at his discretion. If the Chairman of the meeting is appointed as your proxy and no direction is given with respect to a proposal, this proxy will be voted “FOR” the election of the directors listed above and “FOR” the other proposals. Your proxy will also be entitled to vote at his discretion on any proposal properly put out to the meeting other than those referred to in the notice convening the meeting.

5.	This form of proxy must be signed by you or your attorney duly authorized in writing, in the case of a corporation, must be either under its seal or under the hand of an officer, attorney or other person duly authorized.

6.	In the case of joint holders, any one of such joint holders may vote, either in person or by proxy, at the meeting, but if more than one of the joint holders are present at the meeting, the vote of a senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company.

7.	In order to be valid, this form of proxy and the power of attorney or other authority (if any) under which it is signed or a notarized, certified copy of that power of authority, must be deposited at Mellon Investor Services, Proxy Processing, Church Street Station, P.O. Box 3510, S. Hackensack, NJ 07606-9210 not less than 24 hours before the time appointed for holding the meeting or the adjourned or postponed meeting (as the case may be).

8.	The proxy need not be a Shareholder of the Company but must attend the meeting in person to represent you.

9.	Completion and deposit of the form of proxy will not preclude you from attending and voting at the meeting if you so wish.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED “FOR” THE PROPOSALS	Please mark here for address change or comments See reverse side	☐

1.	To decrease the authorized number of directors of the Company from six (6) to five (5) members.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2.	To re-elect 01 Christine Russell as a director of the Company.

FOR the nominee above ☐	WITHHELD AUTHORITY ☐
(except as marked to the contrary)	to vote for the nominee above

3.	To authorize the Board of Directors to fix the remuneration of the directors of the Company.

FOR  ☐     AGAINST  ☐    ABSTAIN  ☐

4.	To approve the amendment to the Company’s 1998 Share Option Plan to increase the number of Shares reserved for issuance thereunder from 3,250,000 to 3,450,000.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5.	To appoint BDO McCabe Lo & Company as the independent auditors for the Company for the fiscal year ending March 31, 2005.

FOR  ☐     AGAINST  ☐    ABSTAIN  ☐

6.	To authorize the Board of Directors to fix the remuneration of the independent auditors for fiscal 2005.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

7.	In their/his/her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Dated: , 2004

Signature (and title, if applicable)

Signature (and title, if applicable) if held jointly

Please date and sign exactly as name appears above. If acting as attorney, executor, trustee or in other representative capacity, sign name and give title as such. If shares are held jointly, each holder should sign.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

FOLD AND DETACH HERE